Exhibit 4.2

EXECUTION COPY

REGISTRATION RIGHTS AGREEMENT

dated as of

August 2, 2005

among

HEARTLAND PAYMENT SYSTEMS, INC.

THE SHAREHOLDERS NAMED IN PART I OF SCHEDULE 1.01

and

THE INVESTORS NAMED IN PART II OF SCHEDULE 1.01

EXHIBITS
Exhibit A – Joinder to Shareholders’ Agreement

SCHEDULES
Schedule 1.01 – Parties

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) dated as of August 2, 2005 among (i) Heartland Payment Systems, Inc., a Delaware corporation (the “Company”), (ii) certain shareholders of the Company named in Part I of the attached Schedule 1.01 (“Part I Shareholders”) and (iii) the investors named in Part II of the attached Schedule 1.01 (each such investor, individually, an “Investor” and, collectively, the “Investors”).

The Part I Shareholders and Investors are collectively referred to herein as “Shareholders” and each individually as “Shareholder”. These terms shall also be deemed to include (A) each other Person (other than the Company) who shall become a party to or be bound by this Agreement pursuant to Section 3.01 or otherwise, so long as such Person shall “beneficially own” any Company Securities and (B) each other Person who is a “third party beneficiary” of this Agreement pursuant to Section 3.01(c).

WITNESSETH:

WHEREAS, the Company and certain Shareholders are parties to an Amended and Restated Shareholders Agreement dated as of October 11, 2001 (as amended, modified and supplemented from time to time, the “Existing Shareholders’ Agreement”); and

WHEREAS, the Company is engaging in a public offering of its Common Stock pursuant to a registration statement on Form S-1 filed with the SEC on August 10, 2004, as amended (“Initial Public Offering”), and it is contemplated that upon the closing of such Initial Public Offering (the time of such closing, the “IPO Effective Time”) the Preferred Stock owned by the Investors shall be converted into Common Stock; and

WHEREAS, the Company and the Shareholders have determined that it is in their respective best interests to amend and restate the Existing Shareholders’ Agreement to be effective immediately prior to the IPO Effective Time.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, effective immediately prior to the IPO Effective Time, the parties hereto agree to amend and restate the Existing Shareholders’ Agreement in its entirety and replace it with this Registration Rights Agreement.

ARTICLE 1
DEFINITIONS

Section 1.01.          Definitions. (a)  The following terms, as used herein, have the following meanings:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person; provided that no security holder of the Company shall be deemed an Affiliate of any other security holder solely by reason of any investment in the Company. For the purpose of this definition, the term “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“beneficially own” has the meaning given to it in Rule 13d-3 of the Exchange Act.

“BHC” means BHC Interim Funding, L.P.

“Board” means the board of directors of the Company.

“Bridge Warrant” means the warrants to purchase Common Stock issued to BHC prior to the date of this Agreement and any warrants issued in exchange therefor in accordance with the terms thereof and as such warrants may be amended, restated, supplemented or otherwise modified or Transferred from time to time, but only to the extent not theretofore exercised, redeemed or expired in accordance with their respective terms.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

“Common Stock” means the common stock, par value $0.001 per share, of the Company and any stock into which such Common Stock may hereafter be converted or changed, and “Common Shares” means any issued and outstanding shares of Common Stock.

“Company Securities” means (i) the Common Stock and Preferred Stock, (ii) securities convertible into or exchangeable for Common Stock and/or Preferred Stock, and (iii) options, warrants or other rights to acquire Common Stock, Preferred Stock or any other equity or equity-linked security issued by the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fully-Diluted” means all outstanding Common Shares and all Common Shares issuable in respect of securities convertible into or exchangeable for Common Shares, all stock appreciation rights, options, warrants and other rights to purchase or subscribe for such Common Shares or securities convertible into or exchangeable for such Common Shares; provided that (i) if any of the foregoing stock appreciation rights, options, warrants or other rights to purchase or subscribe for such Common Shares are subject to vesting, the Company Securities subject to vesting shall be included in the definition of “Fully-Diluted” only upon and to the extent of such vesting and (ii) stock appreciation rights, options, warrants or other rights to purchase or subscribe for such Common Shares shall be included in the definition of “Fully-Diluted” only if the value per Common Share (which shall be deemed to be the closing price of the Common Shares on any stock exchange or automated quotation system on which the Common Shares are then listed or quoted) exceeds the exercise or conversion price per Common Share for such rights, options or warrants, in each case at the time of determination.

“NASD” means the National Association of Securities Dealers, Inc.

“Permitted Transferee” means:

(a)           in the case of any Investor, (i) any general or limited partner of such Investor, (ii) any corporation, partnership, limited liability company or other entity that is an Affiliate of such Investor or any general or limited partner of such Investor (collectively, “Investor Affiliates”), (iii) any investment funds managed directly or indirectly by such Investor or any Investor Affiliates (an “Investor Fund”), (iv) any general or limited partner of any Investor Fund, (v) any managing director, general partner, director, limited partner, officer or employee of any Investor Affiliate, or any spouse, lineal descendant, sibling, parent, heir, executor, administrator, testamentary trustee, legatee or beneficiary of any of the foregoing persons described in this clause (v) (collectively, “Investor Associates”) or (vi) any trust, the beneficiaries of which, or any corporation, limited liability company or partnership, the stockholders, members or general or limited partners of which consist solely of any one or more of such Investor, any general or limited partner of such Investor, any Investor Affiliates, any Investor Fund, any Investor Associates, their spouses or their lineal descendants;

(b)           in the case of LLR, in addition to the Persons set forth in clause (a) above, NewSpring Ventures, L.P., a Delaware limited partnership, or The Co-Investment 2000 Fund, L.P., a Delaware limited partnership; and

(c)           in the case of any Shareholder other than an Investor, (i) a Person to whom Company Securities are Transferred from such Shareholder (A) by will or the laws of descent and distribution or (B) by gift without consideration of any kind, provided that, in the case of clause (B), such transferee is the spouse or the lineal descendant, sibling or parent of such Shareholder, or (ii) a trust that is for the exclusive benefit of such Shareholder or its Permitted Transferees under (B) above.

“Person” means an individual, corporation, limited liability company, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Preferred Stock” means the Series A Senior Convertible Participating Preferred Stock, par value $0.001 per share, of the Company, and any stock into which such Preferred Stock may hereafter be converted or changed, and “Preferred Shares” means any issued and outstanding shares of Preferred Stock.

“Public Offering” means an underwritten public offering of Common Shares pursuant to an effective registration statement under the Securities Act, other than pursuant to a registration statement on Form S-4 or Form S-8 or any similar or successor form.

“Registration Expenses” means any and all reasonable and customary expenses incident to the performance of or compliance with any registration or marketing of securities, including all (i) registration and filing fees, and all other fees and expenses payable in connection with the listing of securities on any securities exchange or automated interdealer quotation system, (ii) fees and expenses of compliance with any securities or “blue sky” laws (including reasonable fees and disbursements of counsel in connection with “blue sky” qualifications of the securities registered), (iii) expenses in connection with the preparation, printing, mailing and delivery of any registration statements, prospectuses and other documents in connection therewith and any amendments or supplements thereto, (iv) security engraving and printing expenses, (v) internal expenses of the Company (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (vi) reasonable fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company (including the expenses relating to any comfort letters or costs associated with the delivery by independent certified public accountants of any comfort letters requested pursuant to Section 2.04(h)), (vii) reasonable fees and expenses of any special experts retained by the Company in connection with such registration, (viii) reasonable fees, out-of-pocket costs and expenses of the Shareholders, including one counsel for all of the Shareholders participating in the offering selected (A) by the Investors, in the case of any offering in which such funds participate, or (B) in any other case, by Shareholders holding the majority of the Registrable Securities to be sold for the account of all Shareholders in the offering, (ix) fees and expenses in connection with any review by the NASD of the underwriting arrangements or other terms of the offering, and all fees and expenses of any “qualified independent underwriter,” including the fees and expenses of any counsel thereto, (x) fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding any underwriting fees, discounts and commissions attributable to the sale of Registrable Securities, (xi) costs of printing and producing any agreements among underwriters, underwriting agreements, any “blue sky” or legal investment memoranda and any selling agreements and other documents in connection with the offering, sale or delivery of the Registrable Securities, (xii) transfer agents’ and registrars’ fees and expenses and the fees and expenses of any other agent or trustee appointed in connection with such offering, (xiii) expenses relating to any analyst or investor presentations or any “road shows” undertaken in connection with the registration, marketing or selling of the Registrable Securities, and (xiv) fees and expenses payable in connection with any ratings of the Registrable Securities, including expenses relating to any presentations to rating agencies.

“Registrable Securities” means, at any time, all Common Shares and all Common Shares issuable in respect of Shares by way of conversion, exchange, stock dividend, split or combination, recapitalization, merger, consolidation, other reorganization or otherwise until (i) a registration statement covering such Common Shares has been declared effective by the SEC and such Common Shares have been disposed of pursuant to such effective registration statement, (ii) such Common Shares are sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met or (iii) such Common Shares are otherwise Transferred, the Company has delivered a new certificate or other evidence of ownership for such Common Shares not bearing the legend required pursuant to this Agreement and such Common Shares may be resold without subsequent registration under the Securities Act.

“Rule 144” means Rule 144 (or any successor provisions) under the Securities Act.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Purchase Agreement” means the Securities Purchase Agreement, as amended from time to time, dated as of October 11, 2001 among the Company and the Investors pursuant to which the Investors acquired securities of the Company.

“Shares” means Common Shares and Preferred Shares.

“Subsidiary” means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

“Transfer” means, with respect to any Company Securities or other property, (i) when used as a verb, to sell, assign, dispose of, exchange, pledge, encumber, hypothecate or otherwise transfer such Company Securities or property or any participation or interest therein, whether directly or indirectly, or agree or commit to do any of the foregoing and (ii) when used as a noun, a direct or indirect sale, assignment, disposition, exchange, pledge, encumbrance, hypothecation, or other transfer of such Company Securities or property or any participation or interest therein or any agreement or commitment to do any of the foregoing.

Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Company	Preamble
Damages	Section 2.05
Demand Registration	Section 2.01
Existing Shareholders’ Agreement	Recitals
Indemnified Party	Section 2.07
Indemnifying Parry	Section 2.07
Inspectors	Section 2.04(g)
Investor(s)	Preamble
Lock-Up Period	Section 2.03
Maximum Offering Size	Section 2.01(e)
Piggyback Registration	Section 2.02
Records	Section 2.04(g)
Registering Shareholders	Section 2.01(a)
Requesting Shareholder	Section 2.01(a)

ARTICLE 2
REGISTRATION RIGHTS

Section 2.01.          Demand Registration. (a)  If at any time following the earlier of (i) 180 days after the effective date of the registration statement for the Initial Public Offering and (ii) the expiration of the period during which the lead managing underwriter for the Initial Public Offering shall prohibit the Company from effecting any other public sale or distribution of Company Securities, the Company shall receive a request from any Shareholder or group of Shareholders holding in the aggregate at least 10% of the Company Securities then outstanding, calculated on a Fully-Diluted basis (such Shareholder or group of Shareholders, collectively, the “Requesting Shareholder”) that the Company effect the registration under the Securities Act of all or any portion of the Requesting Shareholder’s Registrable Securities, and specifying the intended method of disposition thereof, then the Company shall promptly give notice of such requested registration (each such request referred to herein as a “Demand Registration”) at least 30 days prior to the anticipated filing date of the registration statement relating to such Demand Registration to the other Shareholders and thereupon shall use its best efforts to effect, as expeditiously as possible (subject to Section 2.01(f)), the registration under the Securities Act of, subject to the restrictions set forth in Section 2.01(e) and Section 2.02, the sale of:

(i)            all Registrable Securities for which the Requesting Shareholder have requested registration under this Section 2.01, and

(ii)           all other Registrable Securities that any Persons with rights to request registration under Section 2.02 or under Section 5.2 of the Bridge Warrant (all such Persons, together with the Requesting Shareholders, the “Registering Shareholders”) have requested the Company to register by request received by the Company within 15 days after such Persons receive the Company’s notice of the Demand Registration, all to the extent necessary to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered; provided that, subject to Section 2.01(d), the Company shall not be obligated to effect more than one Demand Registration in any 6-month period or more than four Demand Registrations in total; and provided further that the Company shall not be obligated to effect a Demand Registration unless the aggregate gross proceeds expected to be received from the sale of the Registrable Securities requested to be included in such Demand Registration are at least $10 million.

(b)           Promptly after the expiration of the 30-day period referred to in Section 2.01(a), the Company will notify all Registering Shareholders of the identities of any other Registering Shareholders and the number of shares of Registrable Securities requested to be included therein. At any time prior to the effective date of the registration statement relating to such registration, the Requesting Shareholder may revoke such request, without liability to any of the other Registering Shareholders, by providing a notice to the Company revoking such request. A request, so revoked, shall be considered to be a Demand Registration unless (i) such revocation arose during the period while the Company shall have postponed effecting a registration pursuant to Section 2.01(f) or arose out of the fault of the Company (in which case the Company shall be obligated to pay all Registration Expenses in connection with such revoked request), or (ii) the Requesting Shareholder reimburses the Company for all Registration Expenses of such revoked request.

(c)           The Company shall be liable for and pay all Registration Expenses in connection with any Demand Registration, regardless of whether such Registration is effected, except as set forth in Section 2.01(b).

(d)           A Demand Registration shall not be deemed to have occurred unless the registration statement relating thereto (A) has become effective under the Securities Act and (B) has remained effective for a period of at least 120 days (or such shorter period in which all Registrable Securities of the Registering Shareholders included in such registration have actually been sold thereunder); provided that such registration statement shall not be considered a Demand Registration if, after such registration statement becomes effective, such registration statement is interfered with by any stop order, injunction or other order or requirement of the

SEC or other governmental agency or court and less than 75% of the Registrable Securities included in such registration statement have been sold thereunder.

(e)           If a Demand Registration involves a Public Offering and the managing underwriter advises the Company and the Requesting Shareholder that, in its view, the number of shares of Registrable Securities requested to be included in such registration (including any securities that the Company proposes to be included that are not Registrable Securities) exceeds the largest number of shares that can be sold without having an adverse effect on such offering, including the price at which such shares can be sold (the “Maximum Offering Size”), the Company shall include in such registration, in the priority listed below, up to the Maximum Offering Size:

(i)            first, any Registrable Securities requested to be registered by any Registering Shareholders pursuant to Section 5.2 of the Bridge Warrant,

(ii)           second, any Registrable Securities requested to be registered by the Requesting Shareholders, by all other Registering Shareholders and by any other Persons that after the date hereof are granted piggyback registration rights on a pro rata basis with the rights granted pursuant to Section 2.02 (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such entities on the basis of the relative number of Registrable Securities so requested to be included in such registration by each), and

(iii)          third, any securities proposed to be registered for the account of any other Persons (including the Company), with such priorities among them as the Company shall determine.

(f)            Upon notice to each Requesting Shareholder and any Registering Shareholders, the Company may postpone effecting a registration or suspend the use of any effective registration statement already filed pursuant to this Section on one or two occasions during any period of six consecutive months for a reasonable time specified in the notice but not exceeding an aggregate of 60 days in total for both such occasions (which period may not be extended or renewed), if the Board shall have determined in good faith that the Company is in possession of material non-public information the disclosure of which during the period specified in such notice would not be in the best interests of the Company.

Section 2.02.          Piggyback Registration. (a)  If the Company proposes to register the sale of any Common Stock under the Securities Act (other than (i) the Initial Public Offering, or (ii) a registration on Form S-8 or S-4, or any successor forms, relating to Common Shares issuable upon exercise of employee stock options or in connection with any employee benefit or similar plan of the Company or in connection with a direct or indirect acquisition by the Company of another Person), whether or not for sale for its own account, the Company shall each such time give prompt notice at least 30 days prior to the anticipated filing date of the registration statement relating to such registration to each Shareholder, which notice shall set forth such Shareholder’s rights under this Section 2.02 and shall offer such Shareholder the opportunity to include in such registration statement the number of Registrable Securities as each such Shareholder may request (a “Piggyback Registration”), subject to the provisions of Section

2.02(b). Upon the request of any such Shareholder made within 15 days after the receipt of notice from the Company (which request shall specify the number of Registrable Securities intended to be registered by such Shareholder), the Company shall use its best efforts to effect the registration under the Securities Act of all Registrable Securities that the Company has been so requested to register by all such Shareholders, to the extent requisite to permit the disposition of the Registrable Securities so to be registered; provided that (i) if such registration involves a Public Offering, all such Shareholders requesting to be included in the Company’s registration must sell their Registrable Securities to the underwriters selected as provided in Section 2.04(f) on the same terms and conditions as apply to the Company or any other seller and (ii) if, at any time after giving notice of its intention to register any Company Securities pursuant to this Section 2.02(a) and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company shall give notice to all such Shareholders and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration. No registration effected under this Section 2.02 shall relieve the Company of its obligations to effect a Demand Registration to the extent required by Section 2.01. The Company shall pay all Registration Expenses in connection with each Piggyback Registration.

(b)           If a Piggyback Registration involves a Public Offering (other than any Demand Registration, in which case the provisions with respect to priority of inclusion in such offering set forth in Section 2.01(e) shall apply) and the managing underwriter advises the Company that, in its view, the number of Shares that the Company and such Shareholders intend to include in such registration exceeds the Maximum Offering Size, the Company shall include in such registration, in the following priority, up to the Maximum Offering Size:

(i)            first, so much of the Company Securities proposed to be registered for the account of the Company as would not cause the offering to exceed the Maximum Offering Size,

(ii)           second, any Registrable Securities requested to be registered by any Registering Shareholders pursuant to Section 5.2 of the Bridge Warrant,

(iii)          third, any Registrable Securities requested to be included in such registration by (A) any Shareholders pursuant to Section 2.02 and (B) any other Persons that after the date hereof are granted piggyback registration rights on a pro rata basis with the rights granted pursuant to this Section 2.02 (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such Shareholders and other Persons on the basis of the relative number of shares of Registrable Securities so requested to be included in such registration by each); and

(iv)          fourth, any securities proposed to be registered for the account of any other Persons with such priorities among them as the Company shall determine.

Section 2.03.          Lock-up Agreements. If any registration of Registrable Securities shall be effected in connection with a Public Offering, neither the Company nor any Shareholder shall effect any public sale or distribution, including any sale pursuant to Rule 144, of any Company Securities or other security of the Company (except as part of such Public Offering) during the period beginning 14 days prior to the effective date of the applicable registration statement until the earlier of (i) such time as the Company and the lead managing underwriter shall agree or (ii) 180 days (such period, the “Lock-Up Period” for the registration statement in connection with such Public Offering).

Section 2.04.          Registration Procedures. Whenever Shareholders request that any Registrable Securities be registered pursuant to Section 2.01 or Section 2.02, subject to the provisions of such Sections, the Company shall use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof as quickly as practicable, and, in connection with any such request:

(a)           The Company shall as expeditiously as possible prepare and file with the SEC a registration statement on any form for which the Company then qualifies or that counsel for the Company shall deem appropriate and which form shall be available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use its best efforts to cause such filed registration statement to become and remain effective for a period of not less than 120 days (or such shorter period in which all of the Registrable Securities of the Registering Shareholders included in such registration statement shall have actually been sold thereunder).

(b)           Prior to filing a registration statement or prospectus or any amendment or supplement thereto, the Company shall, if requested, furnish to each participating Shareholder and each underwriter, if any, of the Registrable Securities covered by such registration statement copies of such registration statement as proposed to be filed, and thereafter the Company shall furnish to such Shareholder and underwriter, if any, such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 or Rule 430A under the Securities Act and such other documents as such Shareholder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Shareholder. Each Shareholder shall have the right to request that the Company modify any information contained in such registration statement, amendment and supplement thereto pertaining to such Shareholder and the Company shall use its best efforts to comply with such request; provided, however, that the Company shall not have any obligation so to modify any information if the Company reasonably expects that so doing would cause the prospectus to contain an untrue statement of a material fact, omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or omit a statement required by applicable law.

(c)           After the filing of the registration statement, the Company shall (i) cause the related prospectus to be supplemented by any required prospectus supplement, and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act, (ii) comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement during the applicable period in accordance with the intended methods of disposition by the Registering Shareholders thereof set forth in such registration statement or supplement to such prospectus and (iii) promptly notify each Registering Shareholder holding Registrable Securities covered by such registration statement of any stop order issued or threatened by the SEC or any state securities commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

(d)           The Company shall use its best efforts to (i) register or qualify the Registrable Securities covered by such registration statement under such other securities or “blue sky” laws of such jurisdictions in the United States as any Registering Shareholder holding such Registrable Securities reasonably (in light of such Shareholder’s intended plan of distribution) requests and (ii) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable such Shareholder to consummate the disposition of the Registrable Securities owned by such Shareholder; provided that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 2.04(d), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction.

(e)           The Company shall immediately notify each Registering Shareholder holding such Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly prepare and make available to each such Shareholder and file with the SEC any such supplement or amendment.

(f)            In connection with any Public Offering, the Company shall select an underwriter or underwriters and shall enter into customary agreements (including an underwriting agreement in customary form) and take such all other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities in any such Public Offering, including the engagement of a “qualified independent underwriter” in connection with the qualification of the underwriting arrangements with the NASD.

(g)           The Company shall make available for inspection by any Registering Shareholder and any underwriter participating in any disposition pursuant to a registration statement being filed by the Company pursuant to this Section 2.04 and any attorney, accountant or other professional retained by any such Shareholder or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”) as shall be reasonably necessary or desirable to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any Inspectors in connection with such registration statement. Records that the Company determines, in good faith, to be confidential and that it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such registration statement or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction. Each Registering Shareholder agrees that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it or its Affiliates as the basis for any market transactions in the Company Securities unless and until such information is made generally available to the public. Each Registering Shareholder further agrees that, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, it shall give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.

(h)           In the case of a Public Offering, the Company shall furnish to each Registering Shareholder and to each such underwriter, if any, a signed counterpart, addressed to such Shareholder or underwriter, of (i) an opinion or opinions of counsel to the Company and (ii) a comfort letter or comfort letters from the Company’s independent public accountants, each in customary form and covering such matters of the kind customarily covered by opinions or comfort letters, as the case may be, as a majority of such Shareholders or the managing underwriter therefor reasonably requests.

(i)            The Company shall otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement or such other document that shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

(j)            The Company may require each such Registering Shareholder promptly to furnish in writing to the Company such information regarding the distribution of the Registrable Securities as the Company may from time to time reasonably request and such other information as may be legally required in connection with such registration.

(k)           Each such Registering Shareholder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.04(e), such Shareholder shall forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Shareholder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.04(e), and, if so directed by the Company, such Shareholder shall deliver to the Company all copies, other than any permanent file copies then in such Shareholder’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. If the Company shall give such notice, the Company shall extend the period during which such registration statement shall be maintained effective (including the period referred to in Section 2.04(a)) by the number of days during the period from and including the date of the giving of notice pursuant to Section 2.04(e) to the date when the Company shall make available to such Shareholder a prospectus supplemented or amended to conform with the requirements of Section 2.04(e).

(l)            The Company shall use its best efforts to list all Registrable Securities covered by such registration statement on any securities exchange or quotation system on which any of the Registrable Securities are then listed or traded.

(m)          The Company shall have appropriate officers of the Company (i) prepare and make presentations at any “road shows” and before analysts and rating agencies, as the case may be, (ii) take other actions to obtain ratings for any Registrable Securities and (iii) otherwise use their best efforts to cooperate as reasonably requested by the underwriters in the offering, marketing or selling of the Registrable Securities.

Section 2.05.          Indemnification By The Company. The Company agrees to indemnify and hold harmless each Registering Shareholder holding Registrable Securities covered by a registration statement, its officers, directors, employees, partners and agents, and each Person, if any, who controls such Shareholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses) (“Damages”) caused by or relating to any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by or relating to any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such Damages are caused by or related to any such untrue statement or omission or alleged untrue statement or omission so made based upon information furnished in writing to the Company by such Shareholder or on such Shareholder’s behalf expressly for use therein; provided that, with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus, or in any prospectus, as the case may be, the indemnity agreement contained in this paragraph shall not apply to the extent that any Damages result from the fact that a current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) was not sent or given to the Person asserting any such Damages at or prior to the written confirmation of the sale of the Registrable Securities concerned to such Person if it is determined that the Company has provided such prospectus to such Shareholder and it was the responsibility of such Shareholder to provide such Person with a current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) and such current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) would have cured the defect giving rise to such Damages. The Company also agrees to indemnify any underwriters of the Registrable Securities, their officers and directors and each Person who controls such underwriters within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act on substantially the same basis as that of the indemnification of the Shareholders provided in this Section 2.05.

Section 2.06.          Indemnification By Participating Shareholders. Each Registering Shareholder holding Registrable Securities included in any registration statement agrees, severally but not jointly, to indemnify and hold harmless the Company, its officers, directors and agents and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Shareholder, but only (i) with respect to information furnished in writing by such Shareholder or on such Shareholder’s behalf expressly for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus or (ii) to the extent that any Damages result from the fact that a current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) was not sent or given to the Person asserting any such Damages at or prior to the written confirmation of the sale of the Registrable Securities concerned to such Person if it is determined that it was the responsibility of such Shareholder to provide such Person with a current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) and such current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) would have cured the defect giving rise to such loss, claim, damage, liability or expense. Each such Shareholder also agrees to indemnify and hold harmless underwriters of the Registrable Securities, their officers and directors and each Person who controls such underwriters within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act on substantially the same basis as that of the indemnification of the Company provided in this Section 2.06. As a condition to including Registrable Securities in any registration statement filed in accordance with this Article 2, the Company may require that it shall have received an undertaking reasonably satisfactory to it from any underwriter to indemnify and hold it harmless to the extent customarily provided by underwriters with respect to similar securities. No Registering Shareholder shall be liable under this Section 2.06 for any Damages in excess of the net proceeds realized by such Registering Shareholder in the sale of Registrable Securities of such Shareholder to which such Damages relate.

Section 2.07.          Conduct Of Indemnification Proceedings. If any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to this Article 2, such Person (an “Indemnified Party”) shall promptly notify the Person against whom such indemnity may be sought (the “Indemnifying Party”) in writing and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all fees and expenses; provided that the failure of any Indemnified Party so to notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) in the reasonable judgment of such Indemnified Party representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that, in connection with any proceeding or related proceedings in the same jurisdiction, the Indemnifying Party shall not be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. Without the prior written consent of the Indemnified Party, no Indemnifying Party shall effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding.

Section 2.08.          Contribution. If the indemnification provided for in this Article 2 is unavailable to the Indemnified Parties in respect of any Damages, then each such Indemnifying

Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Damages (i) as between the Company and the Registering Shareholders holding Registrable Securities covered by a registration statement on the one hand and the underwriters on the other, in such proportion as is appropriate to reflect the relative benefits received by the Company and such Shareholders on the one hand and the underwriters on the other, from the offering of the Registrable Securities, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Company and such Shareholders on the one hand and of such underwriters on the other in connection with the statements or omissions that resulted in such Damages, as well as any other relevant equitable considerations and (ii) as between the Company on the one hand and each such Shareholder on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of each such Shareholder in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative benefits received by the Company and such Shareholders on the one hand and such underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and such Shareholders bear to the total underwriting discounts and commissions received by such underwriters, in each case as set forth in the table on the cover page of the prospectus. The relative fault of the Company and such Shareholders on the one hand and of such underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and such Shareholders or by such underwriters. The relative fault of the Company on the one hand and of each such Shareholder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Registering Shareholders agree that it would not be just and equitable if contribution pursuant to this Section 2.08 were determined by pro rata allocation (even if the underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the Damages referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 2.08, no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any Damages that such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no Registering Shareholder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such Shareholder were offered to the public (less underwriters’ discounts and commissions) exceeds the amount of any Damages that such Shareholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation

(within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Each Registering Shareholder’s obligation to contribute pursuant to this Section 2.08 is several in the proportion that the proceeds of the offering received by such Shareholder bears to the total proceeds of the offering received by all such Registering Shareholders and not joint.

Section 2.09.          Participation In Public Offering. No Person may participate in any Public Offering hereunder unless such Person (a) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and the provisions of this Agreement in respect of registration rights.

Section 2.10.          Other Indemnification. Indemnification similar to that specified herein (with appropriate modifications) shall be given by the Company and each Registering Shareholder participating therein with respect to any required registration or other qualification of securities under any federal or state law or regulation or governmental authority other than the Securities Act.

Section 2.11.          Cooperation By The Company. If any Shareholder shall transfer any Registrable Securities pursuant to Rule 144, the Company shall cooperate, to the extent commercially reasonable, with such Shareholder and shall provide to such Shareholder such information as such Shareholder shall reasonably request.

Section 2.12.          No Transfer Of Registration Rights. None of the rights of Shareholders under this Article 2 shall be assignable by any Shareholder to any Person acquiring Securities in any Public Offering or pursuant to Rule 144.

Section 2.13.          Limitations On Subsequent Registration Rights. The Company agrees that it shall not enter into any agreement with any holder or prospective holder of any securities of the Company (A) that would allow such holder or prospective holder to include such securities in any Demand Registration or Piggyback Registration unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that their inclusion would not reduce the amount of the Registrable Securities of the Shareholders included therein or (B) on terms otherwise more favorable than this Agreement.

ARTICLE 3
MISCELLANEOUS

Section 3.01.          Binding Effect; Assignability; Benefit. (a)  This Agreement shall become effective immediately prior to the IPO Effective Time and shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, legal representatives and permitted assigns. Any Shareholder that ceases to beneficially own any Company Securities shall cease to be bound by the terms hereof (other than Section 2.05 through Section 2.08, to the extent applicable, and Article 3).

(b)           Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by any party hereto pursuant to any Transfer of Company Securities or otherwise, except that any Permitted Transferee or other Person acquiring Company Securities in accordance with the provisions of this Agreement (other than in a Public Offering or pursuant to Rule 144) or pursuant to any employment agreement or stock purchase, option, stock option or other compensation plan of the Company or any Subsidiary may, at its sole discretion, become a party hereto (unless already bound hereby) by executing and delivering to the Company an agreement to be bound by this Agreement in the form of Exhibit A hereto and shall thenceforth be a Shareholder (and Investor, if applicable) as defined herein.

(c)           Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement except that each Person listed on Part I of Schedule 1.01 to the extent such Person is not a party to this Agreement shall be a third party beneficiary with respect to this Agreement and shall be entitled to the rights and benefits of, and to enforce, the provisions hereof as if such Person was a “Shareholder”.

(d)           BHC shall be a third party beneficiary with respect to Section 2.01(a)(ii), Section 2.01(e)(i) and Section 2.02(b)(ii) solely to the extent set forth therein and shall be entitled to the rights and benefits of, and to enforce, the provisions thereof (so long as BHC shall continue to have “Registration Rights” pursuant to Article V of the Bridge Warrant).

Section 3.02.          Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile or similar writing) and shall be given to such party at its address or facsimile number set forth on the signature page hereof, or such other address or facsimile number as such party may hereinafter specify for the purpose of this Section to the party giving such notice.

All notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt. Any notice, request or other written communication sent by facsimile transmission shall be confirmed by certified mail, return receipt requested, posted within one Business Day, or by personal delivery, whether courier or otherwise, made within two Business Days after the date of such facsimile transmissions.

Any Person who becomes a Shareholder shall provide its address and fax number to the Company, which shall promptly provide such information to each other Shareholder.

Section 3.03.          Waiver; Amendment; Termination. (a)  No provision of this Agreement (including any schedules, exhibits or annexes hereto) may be waived except by an instrument in writing executed by the party against whom the waiver is to be effective. No provision of this Agreement (including any schedules, exhibits or annexes hereto) may be amended or otherwise modified except by an instrument in writing executed by (i) the Company, (ii) Shareholders holding at least 51% of the number of Common Shares then held by all Shareholders, calculated on a Fully-Diluted basis and (iii) Shareholders holding at least two-thirds of the number of Preferred Shares then held by all Shareholders, in each case at the time of such proposed amendment or modification.

(b)           This Agreement (except for any provisions of Section 2.05 through Section 2.08 to the extent applicable to any party hereto) shall terminate upon the earliest to occur of any one of the following:

(i)            the date fixed for such termination by a separate written agreement signed by the Company and Shareholders holding Company Securities representing at least 75% of the number of Common Shares then held by all Shareholders, calculated on a Fully-Diluted basis;

(ii)           October 11, 2011; and

(iii)          with respect to any Shareholder, when such Shareholder ceases to own any Company Securities.

Section 3.04.          Fees And Expenses. Except as otherwise provided herein, each party will pay its own out-of-pocket costs and expenses incurred in connection with the preparation of this Agreement, or any amendment or waiver hereof, and the transactions contemplated hereby.

Section 3.05.          Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the conflicts of laws rules of such state.

Section 3.06.          Jurisdiction. The parties hereby agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the United States District Court for the Southern District of New York or any New York State court sitting in New York City, so long as one of such courts shall have subject matter jurisdiction over such suit, action or proceeding, and that any case of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of New York, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient form. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 3.02 shall be deemed effective service of process on such party.

Section 3.07.          Waiver Of Jury Trial.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 3.08.          Specific Enforcement. Each party hereto acknowledges that the remedies at law of the other parties for a breach or threatened breach of this Agreement would be inadequate and, in recognition of this fact, any party to this Agreement, without posting any bond, and in addition to all other remedies that may be available, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy that may then be available.

Section 3.09.          Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

Section 3.10.          Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto and supersede all prior and contemporaneous agreements and understandings, both oral and written, among the parties hereto with respect to the subject matter hereof and thereof.

Section 3.11.          Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

Section 3.12.          Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 3.13.          Consent To Amendment And Restatement Of Existing Shareholders’ Agreement; Effectiveness. (a)  By executing this Agreement and effective immediately prior to the IPO Effective Time, those Shareholders party to the Existing Shareholders’ Agreement hereby consent to the amendment and restatement thereof as set forth herein. For avoidance of doubt, the Existing Shareholders’ Agreement shall continue to be in full force and effect until immediately prior to the IPO Effective Time.

(b)           The Company shall indemnify any Investor participating in the Initial Public Offering to the same extent as if such Investor were selling Registrable Securities pursuant to its rights under Article 2 of this Agreement. In addition, the Company shall pay all expenses (including Registration Expenses) incurred by any Investor in connection with the Initial Public Offering or any subsequent offering. This Section shall survive any termination of this Agreement pursuant to Section 3.13(c)

(c)           If at any time, the Initial Public Offering is abandoned, this Agreement shall immediately terminate and have no effect, and the Existing Shareholders’ Agreement shall continue to be in full force and effect, without modification except as may hereafter be provided.

[Balance of this page is intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first above written.

HEARTLAND PAYMENT SYSTEMS, INC.

By:	/s/ Bob Carr
	Name:	Bob Carr
	Title:	CEO

Address for notices:
47 Hulfish Street, Suite 400 Princeton, NJ 08452 Attention: Robert H.B. Baldwin, Jr. Facsimile: 609-683-3815

with a copy to:
Dorsey & Whitney LLP 250 Park Avenue New York, NY 10177 Attention: Wesley C. Fredericks, Jr. Facsimile: 212-953-7201

GREENHILL CAPITAL PARTNERS, L.P.
GREENHILL CAPITAL PARTNERS (CAYMAN), L.P
GREENHILL CAPITAL PARTNERS (EXECUTIVES), L.P.
GREENHILL CAPITAL, L.P.

By: GCP, L.P., as general partner of each of the foregoing partnerships
By: GCP 2000, LLC, its general partner

By:	/s/ Robert H. Niehaus
Name:	Robert H. Niehaus
Title:	Senior Member

By: GCP Managing Partner, L.P., as managing general partner of each of the foregoing partnerships
By: Greenhill Capital Partners, LLC, its general partner

By:	/s/ Robert H. Niehaus
Name:	Robert H. Niehaus
Title:	Senior Member

Address for notices:
Greenhill Capital Partners, L.P. 300 Park Avenue, 23rd Floor New York, New York 10022 Attention: Robert H. Niehaus Facsimile: 212-389-1700

with a copy to:
Davis Polk & Wardwell 450 Lexington Avenue New York, New York 10017 Attention: Nancy L. Sanborn Facsimile: (212) 450-3800

LLR EQUITY PARTNERS, L.P.

By:	LLR Capital, L.P.
Its general partner, GCP, L.P.

	By:	LLR Capital, LC
Its general partner, GCP, LLC

		By:	/s/ Mitchell Hollin
			Name:	Mitchell Hollin
			Title:	Member

Address for notices:
LLR Equity Partners, L.P.
919 North Market Street, 2nd Floor
Wilmington, DE 19801
Attention: Mitchell Hollin
Facsimile:
215-717-2270

with a copy to:
Pepper, Hamilton & Scheetz
3000 Two Logan Square
18th and Arch Streets
Philadelphia, PA 19103
Attention: James D. Epstein
Facsimile: 215-981-4750

LLR EQUITY PARTNERS PARALLEL, L.P.

By:	LLR Capital, L.P.
Its general partner, GCP, L.P.

	By:	LLR Capital, LC
Its general partner, GCP, LLC

		By:	/s/ Mitchell Hollin
			Name:	Mitchell Hollin
			Title:	Member

Address for notices:
LLR Equity Partners, L.P.
919 North Market Street, 2nd Floor
Wilmington, DE 19801
Attention: Mitchell Hollin
Facsimile:
215-717-2270

with a copy to:
Pepper, Hamilton & Scheetz
3000 Two Logan Square
18th and Arch Streets
Philadelphia, PA 19103
Attention: James D. Epstein
Facsimile: 215-981-4750

CARR HOLDINGS, L.L.C.

By:	/s/ Robert O. Carr
	Name:	Robert O. Carr
	Its:	Member and Authorized Signatory

Address for notices:
Carr Holdings, L.L.C.
82 Library Place
Princeton, NJ 08540
Attention: Robert O. Carr
Facsimile: (609) 683-3815

THE ROBERT O. CARR 2001 CHARITABLE REMAINDER UNITRUST

By:	/s/ Frederick A. Nicoll
	Name:	Frederick A. Nicoll
	Its:	Trustee

Address for notices:
The Robert O. Carr 2001 Charitable
Remainder Unitrust
82 Library Place
Princeton, NJ 08540
Attention: Robert O. Carr
Facsimile: (609) 683-3815

/s/ Donnie E. Lassiter
DONNIE E. LASSITER

Address for notices:
132 Batten Road
Selma, NC 27576
Attention: Don Lassiter
Facsimile: (919) 965-4662

/s/ Linda Vann Lassiter
LINDA VANN LASSITER

Address for notices:
132 Batten Road
Selma, NC 27576
Attention: Don Lassiter
Facsimile: (919) 965-4662

LASSITER TRUST f/b/o SARA LYNN
LASSITER u/a/o JULY 20, 2000

By:	/s/ Thomas White
	Name:	Thomas White
	Its:	Trustee

Address for notices:
132 Batten Road
Selma, NC 27576
Attention: Don Lassiter
Facsimile: (919) 965-4662

LASSITER TRUST f/b/o TRENTON VANN
LASSITER u/a/o JULY 20, 2000

By:	/s/ Thomas White
	Name:	Thomas White
	Its:	Trustee

Address for notices:
132 Batten Road
Selma, NC 27576
Attention: Don Lassiter
Facsimile: (919) 965-4662

UHLE LIMITED PARTNERSHIP

By:	/s/ Martin J. Uhle
	Name:	Martin J. Uhle
	Its:	Managing Member

Address for notices:
1946 Wynwood Drive
Rocky River, Ohio 44116
Attention: Martin Uhle
Facsimile: (216) 532-1008

B. TERRELL LIMITED PARTNERSHIP

By:	/s/ Brooks Terrell
Name: Brooks Terrell
Its: General Partner

Address for notices:
2595 Dallas Parkway, Suite 310
Frisco, TX 75034
Attention: Brooks Terrell
Facsimile: (877) 225.7124

/s/ Robert H.B. Baldwin, Jr.
ROBERT H.B. BALDWIN, JR.

Address for notices:
68 Fitch Way
Princeton, NJ 08540
Attention: Robert H.B. Baldwin, Jr.
Facsimile: (609) 683-3815

EXHIBIT A

JOINDER TO REGISTRATION RIGHTS AGREEMENT

This Joinder Agreement (this “Joinder Agreement”) is made as of the date written below by the undersigned (the “Joining Party”) in accordance with the Registration Rights Agreement dated as of August 2, 2005 (the “Registration Rights Agreement”) among Heartland Payment Systems, Inc. and the Shareholders party thereto, as the same may be amended, amended and restated or otherwise modified from time to time. Capitalized terms used, but not defined, herein shall have the meaning ascribed to such terms in the Registration Rights Agreement.

The Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Joining Party shall be deemed to be a party to the Registration Rights Agreement as of the date hereof and shall have all of the rights and obligations of a “Shareholder” thereunder as if it had executed the Registration Rights Agreement. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Registration Rights Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written below.

Date:       [___________], [____]

[NAME OF JOINING PARTY]

By:
Name:
Title:

Address for Notices

SCHEDULE 1.01

Part I

1.                                       Robert O. Carr, held through: Carr Holdings, L.L.C. and the 2001 Charitable Remainder Unitrust

2.                                       Donnie E. Lassiter, held through:
(a) Donnie E. Lassiter,
(b) Linda Vann Lassiter,
(c) Thomas White, Trustee of the Lassiter Trust f/b/o/ Sara Lynn Lassiter u/a/o/ July 20, 2000 (TIN #56-6567020) and
(d) Thomas White, Trustee of the Lassiter Trust f/b/o/ Trenton Vann Lassiter u/a/o/ July 20, 2000 (TIN #56-6569321)

3.                                       Alan M. Atkins, held through:
(a) Alan M. Atkins Trustee u/t/a/ dated September 22, 2000 and
(b) Susan E. Atkins Trustee u/t/a/ dated September 22, 2000

4.                                       Barry Welsch and Rayanne E. Welsch, held through: Welsch Holdings, LLC

5.                                       Brooks Terrell, held through: B. Terrell Limited Partnership

6.                                       Martin J. Uhle held through: Uhle Limited Partnership

7.                                       Robert Baldwin

8.                                       Donald L. Nighswonger and Susan K. Nighswonger, Joint Tenants with Rights of Survivorship

9.                                       Wes Williams

10.                                 Denise A. Miller

11.                                 Joan M. Herman

12.                                 Jeff and Corrie Nichols, Jointly

13.                                 Sanford Brown

14.                                 MCMJH Limited Partnership

15.                                 Ross Arthurs

16.                                 William Sivitz

17.                                 Kenneth or Jill Moss

18.                                 Michael R. Amend and Laura A. Amend

19.                                 Mark Strippy

20.                                 Sherwood Phillips

21.                                 Steve Gamary

22.                                 Bob Martin

23.                                 David L. Morris and Lisa T. Morris, Jointly

24.                                 Keith E. Birdsong

25.                                 John Waldron

26.                                 Sanford C. Brown

27.                                 Leslie Chester

28.                                 Anne C. Gordon

29.                                 Christina L. Horvay

30.                                 Deborah A. Holland

31.                                 Matthew G. Given

32.                                 Brad D. Williams

33.                                 Lisa W. Boehnlein

34.                                 Robin A. Palmer

35.                                 Teresa L. Botkin

36.                                 David A. Womack

37.                                 David S. Hudasko

38.                                 Frank F. Branham

39.                                 Philip M. Hinke

40.                                 Richard C. Phillips and Phung H. Phillips, Jointly

41.                                 Tamra D. Harris

42.                                 Betsy C. Boland

43.                                 Carrol D. Heuser

44.                                 Daniel J. Kessler

45.                                 David R. Porter, 11

46.                                 Duy V. Tran

47.                                 Georgia A. Haney

48.                                 Jeffrey T. Windell

49.                                 Jennifer A. Kula

50.                                 John T. Presti

51.                                 Kristie M. Haymaker

52.                                 Kurt D. Abrams

53.                                 Elizabeth Panganiban

54.                                 Marie N. Dursin

55.                                 Polly J. Thompson

56.                                 Tammy L. Brady

57.                                 Timothy D. Walter and Kenda S. Walter, Jointly

58.                                 Patricia A. Anderson

59.                                 Amy M. Fox

60.                                 Barbara S. Valentine

61.                                 Brenda G. Fitzpatrick and Joseph R. Fitzpatrick, Jointly

62.                                 Colleen Kistner

63.                                 Donald E. Dyer

64.                                 Donna T. Harrison

65.                                 Gretchen A. Deutsch-Leblanc

66.                                 Gretchen A. Woods

67.                                 Helen L. Murphy and Pamela Sue Carpenter and Patricia Ann Murphy, Jointly

68.                                 Joan L. Aeppli

69.                                 Leas Hurl

70.                                 Lori A. Valek

71.                                 Marilyn S. Newman

72.                                 Melissa G. Carroll

73.                                 Mindy M. Muncy

74.                                 Monica A. Benningfield

75.                                 Patty S. Angermeier

76.                                 Patricia R. Baumann and William P. Baumann, III, Jointly

77.                                 Robbin E. Sellers

78.                                 Shannan M. Struck

79.                                 Sheila M. Payne

80.                                 Shurla A. McManus

81.                                 Tammy M. Copeland

82.                                 Theresa M. Ruddell

83.                                 Beverly A. Palmer

84.                                 Donna S. Cochran

85.                                 Doris J. Archer

86.                                 Jane A. Smith

87.                                 Judith A. Chase and Michael R. Chase, Jointly

88.                                 Kimberly A. Balon

89.                                 Kimberly J. Moore

90.                                 Mike L. Hall

91.                                 Tiffany A. Gordon

92.                                 Robert Murphy

93.                                 June B. Petrillo

94.                                 Jason C. Wadwell

95.                                 Gary Froonjan

96.                                 Robert J. Martin

97.                                 Stephen J. Schwartz and Rhonda E. Schwartz

98.                                 Michael L. Thomas

99.                                 Mark A. Preece

100.                           Elizabeth A. Swartout

101.                           Amy L. Welsch

102.                           Gregory M. Welsch

103.                           California Restaurant Association

104.                           Richard Ross

105.                           Brett Strum

106.                           Judy Altenburg

107.                           Margaret J. Sieck and Whitney H. Baldwin as Trustees for and Indenture created June 30, 2004

108.                           Patrick Cahoon

109.                           Arthur Altenburg

110.                           Muriel Altenburg

111.                           Janice Altenburg

112.                           Jeffrey Altenburg

113.                           James Altenburg

114.                           Robert Michaels

115.                           Thomas Sheridan

116.                           Erica Pearce

117.                           Ronald Prochak

Part II

Greenhill Capital Partners, L.P.

Greenhill Capital Partners (Cayman), L.P.

Greenhill Capital Partners, (Executives), L.P. Greenhill Capital, L.P.

LLR Equity Partners, L.P.

LLR Equity Partners Parallel, L.P.